                                                                    EXHIBIT 12.1

                             HCC INDUSTRIES INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (IN THOUSANDS)
                                 (UNAUDITED)


                                                                     FOR THE SIX MONTHS ENDED
                                                               -------------------------------------
                                                                SEPTEMBER 30,          OCTOBER 2,
                                                                    2000                  1999
                                                               --------------       ----------------
Earnings:

     Earnings (loss) before taxes and extraordinary item         $     2,349           $     (840)

     Add:  Fixed Charges*                                              5,528                5,657
                                                               --------------       ----------------
                                                                 $     7,877           $    4,817
                                                               ==============       ================


* Fixed Charges:

     Interest expense                                            $     5,528           $   5,657
                                                               --------------       ----------------
                                                                 $     5,528           $   5,657
                                                               ==============       ================
Ratio of Earnings to Fixed Charges                                      1.43                ----(1)
                                                               ==============       ================

(1) There was a deficiency of earnings to fixed charges for the six months ended October 2, 1999 of $840.

*The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes and extraordinary item plus fixed charges and "fixed charges" consist of interest expense and amortization of debt issuance costs.